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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 4, 1998

                               PHARMACOPEIA, INC.
              (Exact name of registrant as specified in its charter)

Delaware                       0-27188                    33-0557266
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
 of incorporation)

101 College Road East, Princeton, New Jersey                08540
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:         (609) 452-3600


                                 Not Applicable
          (Former name or former address, if changed from last report)
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Item 5.  Other Events.

     On February 4, 1998, Pharmacopeia, Inc. ("Pharmacopeia") and Molecular Simulations Incorporated ("MSI") announced the execution of a definitive merger agreement (the "Merger Agreement") under which Pharmacopeia will acquire MSI in a tax-free, stock-for-stock transaction to be accounted for on a pooling basis. Pursuant to the Merger Agreement, Micro Acquisition Corporation, a wholly owned subsidiary of Pharmacopeia, will be merged into MSI with MSI as the surviving corporation.

     Pursuant to the Merger Agreement, Pharmacopeia will acquire all of the outstanding stock of MSI for approximately 7.0 million newly-issued shares of Pharmacopeia common stock. Pharmacopeia will also convert the outstanding MSI options into Pharmacopeia options, potentially resulting in the net issuance of an additional 1.5 million new Pharmacopeia shares.

     The transaction is subject to certain conditions, including stockholder approvals, the effectiveness of a registration statement under federal securities laws relating to the Pharmacopeia common stock to be issued in the merger, the listing of such Pharmacopeia common stock on the Nasdaq National Market and the expiration of applicable waiting periods under pre-merger notification regulations.

     The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. The shares of Pharmacopeia common stock will be offered to MSI stockholders only through a prospectus forming part of a registration statement that will be filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

          The following exhibits are filed herewith:

          Exhibits:

          2 Agreement and Plan of Merger and Reorganization, dated as of February 4, 1998, among Pharmacopeia, Inc., Micro Acquisition Corporation and Molecular Simulations Incorporated. (Pursuant to
                Item 601(b)(2) of Regulation S-K, certain schedules to the Merger Agreement are omitted. The exhibit contains a list identifying the contents of the schedules and Pharmacopeia agrees to furnish supplementally copies of the schedules to the Securities and Exchange Commission upon request.)

          99 Text of press release, dated February 4, 1998, issued by Pharmacopeia, Inc. and Molecular Simulations Incorporated.

                                       2
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                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PHARMACOPEIA, INC.


                                    By:  /s/ Lewis J. Shuster
                                      Lewis J. Shuster, Executive Vice
                                      President, Corporate Development and Chief
                                      Financial Officer

                                      (Duly Authorized Officer and Chief
                                      Accounting Officer)

Date:  February 5, 1998

                                       3
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                                 EXHIBIT INDEX

Exhibit

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2     Agreement and Plan of Merger and Reorganization, dated as of February 4,
      1998, among Pharmacopeia, Inc., Micro Acquisition Corporation and Molecular Simulations Incorporated.

99 Text of press release, dated February 4, 1998, issued by Pharmacopeia, Inc. and Molecular Simulations Incorporated.